Exhibit 99.1

June 28, 2014

American Apparel Adopts Stockholder Rights Plan

LOS ANGELES—(BUSINESS WIRE)— American Apparel, Inc. (NYSE MKT: APP) today announced that a special committee of its Board of Directors has adopted a one-year stockholder rights plan that is designed to strengthen the ability of the Board of Directors to protect the Company’s stockholders.

The Company’s stockholder rights plan was adopted in response to reports of rapid accumulations of the Company’s outstanding common stock. The special committee believes this plan is an important tool to ensure that all American Apparel stockholders are treated fairly. This decision was made in the context of today’s SEC filing by Dov Charney in which he expressed an intent to acquire control or influence over the Company. The Board of Directors previously suspended Mr. Charney as CEO and declared its intent to terminate him for cause based on an ongoing investigation of misconduct. The rights plan is designed to limit the ability of any person or group, including Dov Charney, to seize control of the Company without appropriately compensating all American Apparel stockholders. It is intended to provide the Board of Directors and stockholders with time to make informed judgments. It does not affect trading by passive investors, as it allows such investors to accumulate as much as 15% of the Company’s common stock and has no impact on a takeover proposal for the entire company acceptable to the holders of a majority of the Company’s shares.

Initially, the rights will be attached to all shares of common stock and be represented by the certificates representing the common stock. Each right entitles the holder to purchase one ten-thousandth of a share of preferred stock at an exercise price of $2.75, subject to adjustment as provided in the rights plan. Upon the occurrence of certain events, the rights may separate from the common stock. Until such separation occurs, if at all, outstanding stock certificates (or, in the case of shares reflected on the direct registration system, the notations in the book entry accounts) will represent both shares of the Company’s common stock and the rights. The rights distribution is not taxable to stockholders. Stockholders are not required to take any action to receive the rights distribution. The rights will expire at 5:00 P.M. (New York City time) on June 27, 2015, unless such date is extended or the rights are earlier redeemed, exchanged or terminated.

The Company’s rights plan is similar to other plans adopted by publicly held companies. If a person or group acquires 15% or more beneficial ownership of the Company’s common stock, such person will be deemed to be an “Acquiring Person.” If any person or group already beneficially owns 15% or more of the Company’s common stock as of this announcement, such person or group will not be deemed to be an “Acquiring Person” unless such person acquires an additional 1% of the Company’s common stock. The definition of “beneficial ownership” includes derivative securities.

Under the terms of the rights plan, Dov Charney will not be deemed to “beneficially own” any of the securities beneficially owned by Standard General L.P. (“SG”), as referenced in Amendment No. 13 to the Schedule 13D dated December 12, 2007, filed by Mr. Charney on June 27, 2014, solely by reason of the letter agreement dated June 25, 2014, between Dov Charney and SG (the “Letter Agreement”). However, Mr. Charney will be deemed to “beneficially own” all such securities beneficially owned by SG upon either (i) entry into the definitive loan documents contemplated by the Letter Agreement, (ii) entry into the cooperation agreement contemplated by the Letter Agreement, (iii) any purchase of securities by Mr. Charney from SG following execution of the Letter Agreement or (iv) entry into any other agreement, arrangement or understanding with SG which would otherwise give Mr. Charney beneficial ownership of the securities beneficially owned by SG.

In the event that a person becomes an “Acquiring Person,” except pursuant to a qualifying offer for all outstanding shares of common stock which the Board of Directors determines to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders, each right will entitle its holder to purchase, for $2.75 per share, a number of shares of the Company’s common stock or substantially equivalent securities having a market value of twice such price. In addition, following certain transactions such as a merger or other business combination in which the Company is not the surviving corporation, each right will entitle its holder to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right.

At any time prior to 10 business days following a public announcement that a person has become an “Acquiring Person,” the Company may redeem the rights in whole, but not in part, at a price of $.001 per right. Immediately upon the action of the Board of Directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $.001 redemption price.

The special committee of the Board of Directors adopted the rights plan following evaluation and consultation with outside financial and legal experts. The rights plan is not intended to prevent or deter take-over bids that offer fair treatment and value to all stockholders. Rather, the rights plan is intended to protect stockholders from any threat of creeping control, provide the Board and stockholders with adequate time to properly assess a take-over bid without undue pressure, and provide them with adequate time to fully assess an unsolicited take-over bid. In the case of such an unsolicited take-over bid, the rights plan is intended to allow competing bids to emerge, and will permit the Board to explore other value-enhancing alternatives, all with the objective of maximizing stockholder value.

The rights plan and a summary of its terms will be filed with the Securities and Exchange Commission in a Form 8-K.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of May 31, 2014, American Apparel had approximately 10,000 employees and operated 249 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Australia, Japan, South Korea, and China. American Apparel also operates a global e-commerce site that serves over 60 countries worldwide at http://www.americanapparel.com. In addition, American Apparel operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers.

This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and may include statements regarding, among other things, the future effects of the rights plan. Such statements are based upon the current beliefs and expectations and are subject to risks and uncertainties which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements. More detailed information about these and other factors are detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. The Company’s filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Media Contact:

Mike Sitrick

Sitrick And Company

310-788-2850